UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding its financial and operational trends.

April 2021 operating revenues performed in line with the Company's expectations and represented a sequential increase compared with March 2021, driven by improvements in leisure passenger traffic and fares. Thus far, the Company continues to experience improvements in leisure passenger demand and bookings for May and June 2021 travel, with expectations of improving passenger traffic and fares compared with April 2021. Based on current bookings, leisure fare levels in June 2021 are nearing June 2019 levels. The Company continues to experience an increase in bookings farther out on the booking curve, with approximately 55 percent and 35 percent of anticipated bookings currently in place for June and July, respectively. These represent fairly typical future booking patterns. The Company has also recently experienced modest, consistent improvements in business passenger demand and bookings. April 2021 business revenues were down approximately 80 percent compared with April 2019, which represented sequential improvements compared with down 85 percent in March 2021 and down 90 percent in February 2021, both compared with their respective 2019 levels. However, business travel demand continues to significantly lag leisure trends and is expected to continue to have a negative impact on close-in demand and average passenger fares in second quarter 2021.

The following table presents selected monthly revenue, load factor, and available seat miles (ASMs, or capacity) results for April and estimates for May and June 2021. These projections are based on the Company's current outlook and actual results could differ materially.

	April 2021	Estimated May 2021	Estimated June 2021
Operating revenue compared with 2019 (a)	Down ~42%	Down 35% to 40%	Down 20% to 25%
Previous estimation	Down 40% to 45%	(b)	(c)
Load factor	~79%	~85%	~85%
Previous estimation	75% to 80%	75% to 80%	(c)
ASMs year-over-year	Up ~83%	Up ~126%	Up ~67%
Previous estimation	(b)	Up ~127%	Up ~70%
ASMs compared with 2019	Down ~24%	Down ~18%	Down ~6%
Previous estimation	(b)	(b)	Down ~4%
(a) The Company believes that operating revenues compared with 2019 is a more relevant measure of performance than a year-over-year comparison due to the significant impacts in 2020 due to the pandemic.
(b) Remains unchanged from the previously provided estimation.
(c) No previous estimation provided.

The Company's outlook for its June 2021 capacity, compared with 2019, decreased two points from its previous estimation due to slight timing adjustments to its new service plans. The Company now expects its second quarter 2021 capacity to increase approximately 87 percent, year-over-year, and decrease approximately 16 percent compared with second quarter 2019. This compares with the Company's previous estimation of its second quarter 2021 capacity to increase approximately 90 percent, year-over-year, and decrease approximately 15 percent compared with second quarter 2019. The Company is in the process of adjusting its published flight schedule for July 2021, and currently expects July capacity to increase approximately 41 percent, year-over-year, and decrease approximately 3 percent compared with July 2019.

Passenger demand and booking trends remain primarily leisure-oriented and inconsistent by region. Despite recent improvements in leisure demand, the Company remains cautious and continues to plan for multiple fleet and capacity scenarios. The Company will continue to monitor demand and booking trends and adjust capacity, as needed. As such, the Company’s actual flown capacity may differ materially from currently published flight schedules or current estimations.

The Company continues to pursue additional revenue opportunities by adding new, popular destinations across its domestic-focused network. Of the 17 new airports the Company has announced since the beginning of the pandemic, service to 12 has commenced, including most recently Fresno Yosemite International Airport on April 25, 2021, and Destin-Fort Walton Beach Airport on May 6, 2021. The Company continues to expect to commence service to Myrtle Beach International Airport on May 23, 2021; Bozeman Yellowstone International Airport on May 27, 2021; Jackson-Medgar Wiley Evers International Airport in Mississippi on June 6, 2021; Eugene Airport in Oregon on August 29, 2021; and Bellingham International Airport in Washington later this year. The Company also recently announced expanded service to Hawaii with the addition of three mainland gateways expected to launch in June 2021—Las Vegas McCarran International Airport, Los Angeles International Airport, and Phoenix Sky Harbor International Airport—for a total of eight gateways to multiple airports in the Hawaiian Islands.

Based on the Company's existing fuel derivative contracts and market prices as of May 13, 2021, the Company now estimates its second quarter 2021 economic fuel costs to be in the range of $1.90 to $2.00 per gallon1, including $25 million, or $.06 per gallon, in premium expense and $.01 per gallon in favorable cash settlements from fuel derivative contracts. This compares unfavorably with the Company's previous estimation of second quarter 2021 economic fuel costs in the range of $1.85 to $1.95 per gallon due to rising market energy prices. The Company's 2021 fuel derivative contracts begin to provide hedging gains per gallon at the Brent-crude equivalent average of approximately $65 to $70 per barrel range, with more material gains occurring around $80 per barrel and higher.

The Company continues to expect second quarter 2021 operating expenses, excluding fuel and oil expense, special items, and profitsharing, to increase in the range of 10 to 15 percent, year-over-year2.

The Company's average core cash burn was approximately $6 million per day in April 2021. The Company now estimates its average core cash burn (which excludes changes in working capital) to be in the range of $1 million to $3 million per day in second quarter 2021, compared with its previous estimation in the range of $2 million to $4 million per day, primarily due to the expectation of improving operating revenue trends that more than offset higher fuel prices. Based on current booking trends and cost outlook, the Company continues to expect to achieve breakeven average core cash flow, or better, in June 2021.

Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average daily core cash burn is calculated as Loss before income taxes, non-GAAP3, adjusted for Depreciation and amortization expense; capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable break-even or positive results on a cash basis. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program proceeds; voluntary separation and extended emergency time off program payments; and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital—including changes in Air traffic liability and cash payments for voluntary separation and extended emergency time off program payments, among other items—the Company generated average core cash flow of approximately $3 million per day in April 2021.

In April 2021, the Company reached an agreement with the U.S. Department of Treasury for proceeds of approximately $1.9 billion under the American Rescue Plan Act of 2021. The Company has received $926 million, or 50 percent, of the expected proceeds and expects to receive the remaining proceeds during second quarter 2021. As of May 17, 2021, the Company had cash and short-term investments of approximately $15.7 billion, well in excess of debt outstanding.

The Company continues to have unencumbered assets with an estimated value of more than $11 billion, including aircraft value estimated in the range of $9 billion to $10 billion, and approximately $2 billion in non-aircraft assets such as spare engines, ground equipment, and real estate. In addition to the value from aircraft and other physical assets, the Company has significant value from its Rapid Rewards® loyalty program. The Company's adjusted debt4 to invested capital (leverage) is currently 58 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt, including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s expectations regarding passenger traffic, travel demand, and fares; (ii) the Company’s financial estimates and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (iii) the Company’s plans and expectations with respect to load factors and capacity; (iv) the Company’s network plans and expectations; (v) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices, including factors underlying the Company's expectations; (vi) the Company's expectations with respect to average core cash burn, cash breakeven, and liquidity, including the Company’s underlying booking and cost assumptions; and (vii) the Company’s expectations related to additional receipt of payroll support pursuant the American Rescue Plan of 2021. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic including through any new variant strains of the underlying virus; the effectiveness of and accessibility to vaccines; the pace and rate at which vaccines are administered; the duration and scope of related government orders and restrictions; the duration and scope of the Company’s actions to address Customer and Employee health concerns; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions; any negative impact of the COVID-19 pandemic on the Company’s ability to retain key Employees; and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the impact of fears or actual outbreaks of other diseases, economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the Company's ability to obtain necessary approvals and the impact of governmental regulations and other governmental actions related to the Company's operations (iv) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company's business plans and results of operations; (v) the United States Department of Treasury’s right pursuant to the payroll support proceeds documentation to amend the documents or require new or additional conditions in ways that may be materially adverse to the Company; (vi) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the payroll support proceeds documentation and that may have a material adverse effect on the Company; (vii) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (viii) the Company's dependence on third parties; (ix) the impact of labor matters, including the Company’s ability to align staffing levels to support the Company’s schedules, on the Company’s results of operations, business decisions, plans, and strategies; and (x) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

May 19, 2021	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)